UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007 (September 27, 2007)

COMMUNICATE.COM, INC.

(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

#600-1100 Melville Street

Vancouver, British Columbia V6E 4A6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 697-0136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01

Entry into a Material Definitive Agreement.

Employment Severance Agreement between Communicate.com Inc. and Mr. David M. Jeffs

Pursuant to the terms and conditions of an employment severance agreement, dated September 27, 2007, between Communicate.com, Inc. (the “Company”) and David M. Jeffs (the “Severance Agreement”), Mr. Jeffs has resigned as the President, director and employee of the Company.  Mr. Jeffs has been employed as an officer of the Company pursuant to an employment agreement dated May 16, 2007.  Pursuant to the Severance Agreement, the Company has agreed to pay Mr. Jeffs on October 1, 2007 a severance allowance in the amount of $200,000 less any and all applicable government withholdings and deductions.  Furthermore, pursuant to the Severance Agreement, for a period commencing on October 1, 2007 until December 31, 2007, the Company has agreed to retain Mr. Jeffs as a consultant for a monthly fee of $10,000 to assist in the day to day operations of the Company, the transition of duties from Mr. Jeffs to Mr. Jonathan Ehrlich who will assume the position of President and Chief Operating Officer of the Company on October 1, 2007, and the relocation of the Company’s offices.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement which is attached to this Current Report as Exhibit 10.1.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 30, 2007, Mr. David M. Jeffs has resigned from his positions as a director and an officer of the Company. There were no disagreements between or among Mr. Jeffs and the Company or any officer or director of the Company.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit

10.1

Employment Severance Agreement dated September 27, 2007, between Communicate.com Inc. and David M. Jeffs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM, INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: October 3, 2007